Exhibit 10.2

AMENDMENT NO. 1

TO

SECOND AMENDED AND RESTATED LIMITED LIABILITY COMPANY AGREEMENT

This Amendment No. 1 to the Second Amended and Restated Limited Liability Company Agreement (this “Amendment”) of Funko Acquisition Holdings, L.L.C., a Delaware limited liability company (the “Company”), is entered into as of May 10, 2018 by and among the Company, Funko, Inc., a Delaware corporation (the “Corporation” and, in its capacity as Manager under the Second A&R LLC Agreement (as defined below), the “Manager”), the Members of the Company listed on the signature pages hereof (collectively, the “Amending Members”) and, solely for purposes of Section 4 hereof, The Dale Schultz Family Trust, Dated December 8, 2011, and The Trevor Schultz Family Trust, Dated December 8, 2011.  Capitalized terms used and not defined herein shall have the meaning set forth in the Second A&R LLC Agreement (as defined below).

WHEREAS, the Company and its Members entered into a Second Amended and Restated Limited Liability Company Agreement, dated as of November 1, 2017 (together with all schedules, exhibits and annexes thereto, the “Second A&R LLC Agreement”);

WHEREAS, Section 16.03 of the Second A&R LLC Agreement provides that the Second A&R LLC Agreement may be amended or modified upon the consent of the Manager and a majority of the Common Units entitled to vote then outstanding (excluding for purposes of such, all Common Units held directly or indirectly by the Corporation), which majority shall include the Common Units held by ACON and its Permitted Transferees for so long as ACON and such Permitted Transferees own five percent (5%) of the Common Units; and

WHEREAS, the Company, the Manager and the Amending Members desire to amend the Second A&R LLC Agreement as set forth herein.

NOW THEREFORE, the parties hereto agree as follows:

1.Amendment to the Definition of “Distributable Cash.”  The definition of “Distributable Cash” is hereby amended to read as follows:

“Distributable Cash” means, as of any relevant date on which a determination is being made by the Manager regarding a potential distribution pursuant to Section 4.01(a) or Section 4.01(b), the amount of cash that could be distributed by the Company for such purposes in accordance with the Credit Agreements (and without (i) otherwise violating any applicable provisions of any of the Credit Agreements or, (ii) causing (or being reasonably expected to cause) the Company not to be in compliance with any of the covenants contained in the Credit Agreements as of the applicable date of determination of compliance for the applicable covenant, as determined in the good faith judgment of the Manager).”

2.Amendment to Section 3.05 of the Second A&R LLC Agreement.  Section 3.05 of the Second A&R LLC Agreement is hereby amended to read as follows:

Section 3.05 Repurchase or Redemption of shares of Class A Common Stock. If, at any time, any shares of Class A Common Stock are repurchased or redeemed (whether by exercise of a put or call, automatically or by means of another arrangement) by the Corporation for cash, then the Manager shall cause the Company to either (a) immediately prior to such repurchase or redemption of Class A Common Stock, redeem a corresponding number of Common Units held (directly or indirectly) by the Corporation, at an aggregate redemption price equal to the aggregate purchase or redemption price of the shares of Class A Common Stock being repurchased or redeemed by the Corporation (plus any expenses related thereto) and upon such other terms as are the same for the shares of Class A Common Stock being repurchased or redeemed by the Corporation, or (b) in connection with such repurchase or redemption, effect a subdivision or combination (by reverse Common Unit split, reclassification, recapitalization or similar event) of the Common Units in order to maintain, following such repurchase or redemption, a one-to-one ratio between the number of outstanding Common Units owned by the Corporation and the number of shares of Class A common stock then outstanding in accordance with Section 3.04(a). Notwithstanding any provision to the contrary contained in this Agreement, the Company shall not make any repurchase or redemption if such repurchase or redemption would violate any applicable Law.

3.Amendments to Section 4.01(b) of the Second A&R LLC Agreement.

(a)	Section 4.01(b)(i) of the Second A&R LLC Agreement is hereby amended to read as follows:

“(i)With respect to each Fiscal Year, the Company shall, to the extent permitted by applicable Law, make cash distributions (“Tax Distributions”) to each Member in accordance with, and to the extent of, such Member's Assumed Tax Liability.  Tax Distributions pursuant to this Section 4.01(b)(i) shall be estimated by the Company on a quarterly basis and, to the extent feasible, shall be distributed to the Members out of Distributable Cash (together with a statement showing the calculation of such Tax Distribution and an estimate of the Company's net taxable income allocable to each Member for such period) on a quarterly basis on April 15th, June 15th, September 15th and January 15th (of the succeeding year) (or such other dates for which individuals are required to make quarterly estimated tax payments for U.S. federal income tax purposes) (each, a “Quarterly Tax Distribution”); provided, that the foregoing shall not restrict the Company from making a Tax Distribution on any other date. Quarterly Tax Distributions shall take into account the estimated taxable income or loss of the Company for the Fiscal Year through the end of the relevant quarterly period.  A final accounting for Tax Distributions shall be made for each Fiscal Year after the allocation of the Company's actual net taxable income or loss has been determined and any shortfall in the amount of Tax Distributions a Member received for such Fiscal Year based on such final accounting shall promptly be distributed to such Member out of Distributable Cash.  For the avoidance of doubt, any excess Tax Distributions a Member receives with respect to any Fiscal Year shall reduce future Tax Distributions otherwise required to be made to such Member with respect to any subsequent Fiscal Year.”

(b)	Section 4.01(b)(ii) of the Second A&R LLC Agreement is hereby amended to read as follows:

“(ii)To the extent a Member otherwise would be entitled to receive less than its Percentage Interest of the aggregate Tax Distributions to be paid pursuant to this Section 4.01(b) (other than any distributions made pursuant to Section 4.01(b)(v)) on any given date, the Tax Distributions to such Member shall be increased to ensure that all Distributions made pursuant to this Section 4.01(b) are made pro rata in accordance with the Members’ respective Percentage Interests.  If, on a Tax Distribution Date, Distributable Cash is not sufficient to distribute to the Members the full amount of the Tax Distributions to which such Members are otherwise entitled, Distributions pursuant to this Section 4.01(b) shall be made to the Members to the extent of Distributable Cash in accordance with their Percentage Interests and the Company may, but shall not be required to, make future Tax Distributions as soon as Distributable Cash becomes available that is sufficient to pay the remaining portion of the Tax Distributions to which such Members are otherwise entitled.”

(c)	Section 4.01(b)(iii) of the Second A&R LLC Agreement is hereby amended to read as follows:

“(iii)In the event of any audit by, or similar event with, a taxing authority that affects the calculation of any Member’s Assumed Tax Liability for any taxable year (other than an audit conducted pursuant to the Revised Partnership Audit Provisions for which no election is made pursuant to Section 6226 thereof), or in the event the Company files an amended tax return, each Member’s Assumed Tax Liability with respect to such year shall be recalculated by giving effect to such event (for the avoidance of doubt, taking into account interest or penalties).  Any shortfall in the amount of Tax Distributions the Members and former Members received for the relevant taxable years based on such recalculated Assumed Tax Liability promptly shall be distributed to such Members and the successors of such former Members out of Distributable Cash, except, for the avoidance of doubt, to the extent Distributions were made to such Members and former Members pursuant to Section 4.01(a) and this Section 4.01(b) in the relevant taxable years sufficient to cover such shortfall.”

4.Amendments to ARTICLE XII of the Second A&R LLC Agreement.  ARTICLE XII of the Second A&R LLC Agreement is hereby amended to add the following as Section 12.03.

“Section 12.03    Omitted Members. Notwithstanding anything in this Agreement to the contrary, in the event that after the Effective Time, the Manager determines that any

Person listed on Schedule 1 and Schedule 2 of this Agreement was not a member of the Company pursuant to the Initial LLC Agreement and did not hold Original Units prior to the Effective Time as contemplated in the recitals to this Agreement (any such person, a “Listed Non-Member”), the Manager is hereby authorized to correct the Schedule of Members to replace the name of such Listed Non-Member with the name of the member that held the Original Units (or any portion thereof) attributed to such Listed Non-Member on Schedule 1 hereto (any such Person, an “Omitted Member”). Upon the execution and delivery by such Omitted Member of (a) a duly executed joinder to this Agreement, duly acknowledged by the Listed Non-Member and in form and substance satisfactory to the Manager, and counterparts to any applicable Other Agreements, and (b) any other documents or instruments, duly executed by the Omitted Member and/or the Listed Non-Member, as may be reasonably requested by the Manager, such Omitted Member will be a Pre-IPO Member and a Member for all purposes under this Agreement, with the same force and effect as if such Omitted Member had been listed on Schedule 1 and Schedule 2 hereto as the holder of the Original Units and Common Units, respectively, attributed to such Listed Non-Member and had executed and delivered a counterpart to this Agreement, in each case, as of the Effective Time.  Notwithstanding anything to the contrary contained in this Agreement, a Listed Non-Member may transfer to an Omitted Member such number of shares of Class B Common Stock as shall equal the number of Common Units set forth opposite the name of such Omitted Member in the Schedule of Members (after giving effect to the amendment thereof by the Manager pursuant to the first sentence of this Section 12.03), and, as provided by the certificate of incorporation of the Corporation, such transfer shall constitute a “Permitted Transfer,” and such Omitted Member a “Permitted Class B Owner” for all purposes under the certificate of incorporation of the Corporation.”

5.Amendments to Section 16.01(a) of the Second A&R LLC Agreement.  Clause (i) of Section 16.01(a) is hereby amended to read as follows:

(i)execute, swear to, acknowledge, deliver, file and record in the appropriate public offices (A) this Agreement, all certificates and other instruments and all amendments thereof which the Manager deems appropriate or necessary to form, qualify, or continue the qualification of, the Company as a limited liability company in the State of Delaware and in all other jurisdictions in which the Company may conduct business or own property; (B) all instruments which the Manager deems appropriate or necessary to reflect any amendment, change, modification or restatement of this Agreement in accordance with its terms; (C) all conveyances and other instruments or documents which the Manager deems appropriate or necessary to reflect the dissolution and winding up of the Company pursuant to the terms of this Agreement, including a certificate of cancellation; and (D) all instruments relating to the admission, substitution or withdrawal of any Member pursuant to Article XII or XIII, including, for the avoidance of doubt, all instruments relating to the substitution of an Omitted Member for a Listed Non-Member in accordance with Section 12.03 hereof; and

6.No Further Modifications or Amendment.  Except as amended hereby, the Second A&R LLC Agreement shall remain in full force and effect and the parties agree that no other modification or amendment exists or is valid or enforceable.

7.Counterparts.   This Amendment may be executed in separate counterparts, each of which will be an original and all of which together shall constitute one and the same agreement binding on all the parties hereto.

8.Applicable Law. This Amendment shall be governed by, and construed in accordance with, the laws of the State of Delaware, without giving effect to any choice of law or conflict of law rules or provisions (whether of the State of Delaware or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Delaware. Any suit, dispute, action or proceeding seeking to enforce any provision of, or based on any matter arising out of or in connection with, this Agreement shall be heard in the state or federal courts of the State of Delaware, and the parties hereby consent to the exclusive jurisdiction of such court (and of the appropriate appellate courts) in any such suit, action or proceeding and waives any objection to venue laid therein. TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, PROCESS IN ANY SUCH SUIT, ACTION OR PROCEEDING MAY BE SERVED ON ANY PARTY ANYWHERE IN THE WORLD, WHETHER WITHIN OR WITHOUT THE JURISDICTION OF ANY SUCH COURT (INCLUDING BY PREPAID CERTIFIED MAIL WITH A VALIDATED PROOF OF MAILING RECEIPT) AND SHALL HAVE THE SAME LEGAL FORCE AND EFFECT AS IF SERVED UPON SUCH PARTY PERSONALLY WITHIN THE STATE OF DELAWARE. WITHOUT LIMITING THE FOREGOING, TO THE FULLEST EXTENT PERMITTED BY LAW, THE PARTIES AGREE THAT SERVICE OF PROCESS UPON SUCH PARTY AT THE ADDRESS REFERRED TO IN SECTION 16.05 OF THE SECOND A&R LLC AGREEMENT (INCLUDING BY PREPAID CERTIFIED MAIL WITH A VALIDATED PROOF OF MAILING RECEIPT), TOGETHER WITH WRITTEN NOTICE OF SUCH SERVICE TO SUCH PARTY, SHALL BE DEEMED EFFECTIVE SERVICE OF PROCESS UPON SUCH PARTY.

9.Severability.  Whenever possible, each provision of this Amendment will be interpreted in such manner as to be effective and valid under applicable Law, but if any provision of this Amendment is held to be invalid, illegal or unenforceable in any respect under any applicable Law or rule in any jurisdiction, such invalidity, illegality or unenforceability will not affect any other provision or the effectiveness or validity of any provision in any other jurisdiction, and this Amendment will be reformed, construed and enforced in such jurisdiction as if such invalid, illegal or unenforceable provision had never been contained herein

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IN WITNESS WHEREOF, the Company, the Manager and each Amending Member has executed this Amendment as of the date first set forth above.

The company:

funko acquisition holdings, l.l.c.

By: FUNKO, inc., its Manager

By: /s/ Russell Nickel

Name: Russell Nickel

Title:   CFO

the manager:

FUNKO, inc.

By: /s/ Russell Nickel

Name: Russell Nickel

Title: CFO

amending member:

ACON FUNKO INVESTORS, L.L.C.

By ACON Funko Manager, L.L.C., its Manager

By:  /s/ Ken Brotman

Name: Ken Brotman

Title: Manager

amending member:

BRIAN MARIOTTI

/s/ Brian Mariotti

amending members:

VICTORIA ANNE MARIOTTI, AS TRUSTEE OF MARIOTTI FAMILY IRREVOCABLE TRUST

By: /s/ Victoria Mariotti ____________________

Name: Victoria Mariotti

Title:   Trustee

VICTORIA ANNE MARIOTTI, AS TRUSTEE OF BRIAN R. MARIOTTI GRANTOR RETAINED ANNUITY TRUST

By: /s/ Victoria Mariotti

Name: Victoria Mariotti

Title:    Trustee

AMENDING MEMBER:

JOHANNA GEPFORD

/s/ Johanna Gepford

AMENDING MEMBER:

ANDREW PERLMUTTER

/s/ Andrew Perlmutter

AMENDING MEMBER:

RUSSELL NICKEL

/s/ Russell Nickel

AMENDING MEMBER:

TRACY DAW

/s/ Tracy Daw

AMENDING MEMBER:

LAURIE ANDERSON

/s/ Laurie Anderson

The undersigned hereby acknowledges and consents to the amendment set forth in Section 4 of this Amendment as of the date first set forth above.

The Dale Schultz Family Trust,  Dated December 8, 2011

By: /s/ Dale Schultz

Name:  Dale Schultz

Title:  Trustee

The Trevor Schultz Family Trust, Dated December 8, 2011

By: /s/ Trevor Schultz________________

Name:  Trevor Schultz

Title:  Trustee